UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 15, 2021
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-14880	N/A
(Commission File Number)	(IRS Employer Identification No.)
(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Voting Common Shares, no par value per share	LGF.A	New York Stock Exchange
Class B Non-Voting Common Shares, no par value per share	LGF.B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 15, 2021, the Board of Directors (the “Board”) of Lions Gate Entertainment Corp. (the “Company”) has appointed Harry Sloan to serve as a member of the Board. The Board has determined that Mr. Sloan qualifies as an “independent” director of the Company under the New York Stock Exchange listing standards. Mr. Sloan has not yet been appointed to serve as a member of any Board committee.

Mr. Sloan is an experienced founder, public company chief executive officer and a leading investor in the media, entertainment and technology industries. Since 2011, Mr. Sloan has co-founded seven special purpose acquisition companies (“SPACs”) with his partners, including Jeff Sagansky and Eli Baker, raising aggregate gross proceeds of over $4.0 billion, all of which have completed business combination transactions. Some of the companies that Mr. Sloan’s SPACs have taken public include DraftKings, Inc. (Nasdaq: DKNG) (“DraftKings”) and mobile gaming company Skillz Inc. (NYSE: SKLZ) (“Skillz”). Most recently, Soaring Eagle Acquisition Corp. (Nasdaq: SRNGU), which Mr. Sloan co-founded, raised $1.725 billion in its initial public offering in February 2021, and in September 2021, completed its initial business combination with Ginkgo Bioworks Holdings, Inc. (NYSE: DNA) (“Ginkgo”), a biotechnology company that is building a platform to enable customers to program cells as easily as computers. Mr. Sloan also was a founding investor and a former board member of Zenimax/Bethesda Game Studios, the awarding winning studio acquired by Microsoft in March 2021. Mr. Sloan is a member of the Board of Directors and a member of the Audit Committee of Ginkgo, Vice Chairman of the Board of Directors DraftKings, and member of the Board of Directors of Skillz. Earlier in his career, Mr. Sloan was Chairman and Chief Executive Officer of MGM Studios and founded and led two public companies in the entertainment media arena, New World Entertainment and SBS Broadcasting, S.A. Mr. Sloan was also one of the founding investors of the Company and served as the Company’s Non-Executive Chairman from 2004 to 2005.

Mr. Sloan will serve as the designee of Discovery, Inc. under that certain Investor Rights Agreement dated November 15, 2015 with Liberty Global Incorporated Limited, a limited company organized under the laws of the United Kingdom and a wholly owned subsidiary of Liberty Global plc, Discovery Lightning Investments Ltd., a limited company organized under the laws of the United Kingdom and a wholly owned subsidiary of Discovery, Inc., Liberty Global plc, a public limited company organized under the laws of England and Wales, Discovery Inc., a Delaware corporation, and certain affiliates of MHR Fund Management, LLC.

Except as disclosed herein, there are no arrangements or understandings pursuant to which Mr. Sloan was appointed as a director. There are no family relationships among any of the Company’s directors, executive officers and Mr. Sloan. Moreover, except as disclosed herein, there are no related party transactions between the Company and Mr. Sloan reportable under Item 404(a) of Regulation S-K.

Mr. Sloan will participate in the current director compensation arrangements applicable to non-employee directors as described in Environmental, Social and Governance - Director Compensation in the Company’s Proxy Statement filed with the Securities and Exchange Commission on July 29, 2021. The Company intends to enter into its standard form of director indemnity agreement with Mr. Sloan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 16, 2021	LIONS GATE ENTERTAINMENT CORP.

/s/ Corii D. Berg
Corii D. Berg
General Counsel